UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 7, 2014

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

————————————————————————————————————

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2014, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Invacare Corporation (the “Company”), in connection with its annual evaluation of executive compensation, approved a new long-term equity incentive program which includes performance share awards and restricted stock awards in which certain of the Company’s named executive officers participate.
Performance shares awarded on March 7, 2014 vest based on the levels of achievement of the performance goals established by the Compensation Committee, for the performance period beginning January 1, 2014 and ending December 31, 2016. Depending on actual performance for this period, actual vesting may range from 0% to 150% of the target number of performance shares awarded. Each vested performance share represents the right to receive one common share of the Company.
The performance goals for the performance share awards for 2014 are based on return on invested capital (“ROIC”) and pre-tax adjusted earnings per share (“Pre-Tax Adjusted EPS”), weighted 60% and 40%, respectively. For this purpose, ROIC is defined as 2016 adjusted pre-tax earnings divided by 2016 twelve month average invested capital. Pre-Tax Adjusted EPS is defined as 2016 adjusted pre-tax earnings divided by fully diluted shares outstanding. ROIC and Pre-Tax Adjusted EPS will be calculated based on the Company’s U.S. GAAP continuing operations pre-tax income (or loss), excluding: (i) acquisition impact; (ii) convertible debt interest; (iii) debt fees or premiums incurred as a result of debt extinguishment; (iv) write-offs incurred as result of debt amendments or debt refinancing; (v) non-cash write offs; (vi) restructuring costs, both cash and non-cash charges; (vii) adjustments reflected in continuing operations but driven by discontinued operations; (viii) any changes in U.S. GAAP accounting principles; and (ix) net worth and franchise taxes.
Restricted stock awards under the new program vest based on service to the Company. However, under the new program, restricted stock awards are subject to cliff vesting at the end of a three-year period, rather than the annual installment vesting provided under the Company’s prior restricted stock awards.
In connection with the approval of the long-term equity incentive program, the Compensation Committee adopted a new policy under which it will no longer grant long-term equity incentive awards to executive officers who are older than age 72, as measured at the time of the Company’s annual meeting of shareholders. The Compensation Committee adopted the policy on the basis that executive officers of that age are not likely to be incentivized by long-term awards given their proximity to retirement.
The Compensation Committee also approved a form of Performance Shares Award Agreement (the “Performance Shares Agreement”) and a revised form of Restricted Stock Award Agreement for Employees (the “Restricted Stock Agreement”), each to be used to grant awards to eligible employee participants from time to time under the Company’s 2013 Equity Compensation Plan (the “Equity Plan”). Each of the form agreements sets forth the terms of vesting and delivery of the common shares underlying the respective award, including, among other things, the terms upon which the award may terminate and the vesting terms that may apply upon the termination of the participant’s employment with the Company due to death, disability or retirement (as defined in the applicable form of agreement and the Equity Plan). If there is a change in control of the Company, as defined in the Equity Plan, prior to the vesting date applicable to the award, then the grantee will become vested in the shares underlying the award as and to the extent provided under the terms of the Equity Plan.

On March 7, 2014, the Compensation Committee approved the following awards under the new long-term equity incentive program to the following named executive officers of the Company: (a) 20,800 performance shares to Gerald B. Blouch, President and Chief Executive Officer; and (b) 20,800 performance shares and 8,900 shares of restricted stock to Robert K. Gudbranson, Senior Vice President and Chief Financial Officer.
The above descriptions of the Performance Shares Agreement and the Restricted Stock Agreement are qualified in their entirety by the form of Performance Shares Agreement and form of Restricted Stock Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Performance Shares Award Agreement under the Invacare Corporation 2013 Equity Compensation Plan.

10.2	Form of Restricted Stock Award Agreement for Employees under the Invacare Corporation 2013 Equity Compensation Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: March 12, 2014	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Form of Performance Shares Award Agreement under the Invacare Corporation 2013 Equity Compensation Plan.

10.2	Form of Restricted Stock Award Agreement for Employees under the Invacare Corporation 2013 Equity Compensation Plan.